UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 19, 2006
QUINTANA MARITIME LIMITED
(Exact name of registrant as specified in its charter)

Marshall Islands	000-51412	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
Quintana Maritime Limited
c/o Quintana Management LLC
Pandoras 13 & Kyprou Street
166 74 Glyfada
Greece
(Address of principal executive office)
011-30-210-898-6820
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On July 19, 2006 Quintana Maritime Limited, a Marshall Islands corporation (the “Company”), together with its wholly owned subsidiaries, entered into an 8.25 year, $735 million senior secured revolving credit facility, with Fortis Bank N.V./S.A. as arranger. This credit facility replaces an existing credit facility described below under Item 1.02. A copy of the loan agreement for the credit facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     The obligations of the Company under the credit facility are secured by (i) first priority cross-collateralized mortgages over the vessels; (ii) first priority assignment of all insurances, operational accounts and earnings of the vessels; (iii) first priority pledges over the operating accounts held with the agent, (iv) assignments of existing and future charters for the vessels, and (v) assignments of interest rate swaps.
     Borrowings under the revolving credit facility bear interest at the rate of LIBOR plus 0.85% per annum (until December 31, 2010) and LIBOR plus 1.10% per annum thereafter. The full amount borrowed under the revolving credit facility will mature on September 30, 2014.
     The loans do not amortize. Instead, the total available commitments reduce over time according to the following schedule of thirty-two consecutive quarterly permanent commitment reductions with the first such reduction occurring on the earlier of December 31, 2006 and the fiscal quarter ending four months after the delivery of Hull 1375:

Reductions 1 to 4	$11,750,000
Reductions 5 to 16	$13,250,000
Reductions 17 to 31	$15,000,000
The last (32nd) reduction is a balloon reduction equal to the lesser of either $294 million or the remaining commitments after the last reduction. The Company may prepay the loans at any time in whole or part without penalty. If the outstanding amount of the loan exceeds the maximum available amount following permanent commitment reduction, a mandatory prepayment is required equal to such excess.
     We are subject to customary conditions precedent before we may borrow under the facility, including that no event of default is ongoing or would result from the borrowing, that our representations and warranties are true and that no material adverse change has occurred. In addition, the credit facility contains various covenants including covenants regarding the operation, management and accounting of the collateral vessels, and agreements to furnish audited annual consolidated accounts. Certain covenants limit our and our subsidiaries’ ability to:
•	allow liens to be placed on the collateral securing the credit facility;
•	make investments other than in cash and US and UK treasury bills and certificates;
•	enter into mergers or amalgamations with other entities;
•	conduct transactions with our affiliates;
•	carry on businesses other than ownership, chartering and operation of vessels; or
•	change the flag or management of our vessels.
In addition, we may not pay dividends if an event of default has occurred and is continuing.
     The loan agreement also requires us to comply with the following financial covenants:
•	maintenance of fair market value of ship collateral equal to 115% of the outstanding loans (until December 31, 2010) and 125% of the outstanding loans thereafter;
•	maintenance of an interest coverage ratio of not less than 2.0 to 1;
•	maintenance of a leverage ratio (total debt to market adjusted total assets) of no greater than 0.75 to 1;

•	maintenance of market value adjusted net worth of at least $200,000,000; and
•	maintenance of minimum liquidity (cash or time deposits plus available credit line) of $550,000 per ship increasing to $741,000 per ship in 8 quarterly adjustments starting April 1, 2009.
     The Company may use borrowings under the loan agreement to (i) refinance the debt outstanding under the existing credit facility, (ii) partially finance the acquisition cost of seventeen new vessels that the Company has contracted to acquire, (iii) finance part of the acquisition cost of other additional vessels, which acquisitions are subject to approval of the facility agent and the satisfaction of certain other conditions on the vessels, and (iv) finance up to $20 million of working capital.
     The loan agreement contains customary definitions of events of default, including nonpayment of principal or interest, breach of covenants or material inaccuracy of representations, default under other material indebtedness, bankruptcy, and change of control.
     The descriptions set forth above in this Item 1.01 and this Item 2.03 are qualified in their entirety by the loan agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.
Item 1.02 Termination of a Material Definitive Agreement
     In connection with the Company’s entry into the new credit facility described above under Items 1.01 and 2.03, on July 21, 2006 the Company terminated its $250-million revolving credit facility with Citigroup Global Markets Limited and The Governor and Company of the Bank of Scotland as arrangers, that was entered into on October 4, 2005. Please see the information set forth under Item 2.03 above, which is incorporated herein by reference for information on the Company’s new credit facility. The termination was affected in order to enter into the revolving credit facility referred to above under Items 1.01 and 2.03.
Item 7.01. Regulation FD Disclosure.
     Attached as Exhibit 99.1 is a copy of a press release, dated July 24, 2006, announcing the entry by Quintana Maritime Limited into the US$735,000,000 Revolving Credit Agreement. The information in this Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
10.1	US$735,000,000 Revolving Credit Facility for Quintana Maritime Limited
99.1*	Press release of Quintana Maritime Limited dated July 24, 2006

*This press release is being furnished, and not filed, pursuant to Regulation FD.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUINTANA MARITIME LIMITED

	By:	/s/ Steve Putman

Steve Putman Vice President and General Counsel

Dated: July 24, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Revolving Credit Facility for Quintana Maritime Limited
99.1*	Press release of Quintana Maritime Limited dated July 24, 2006.

*This press release is being furnished, and not filed, pursuant to Regulation FD.